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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

JPX GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54793	26-2801338
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

9864 E. Grand River, Ste. 110-301 Brighton, MI	48116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 349-1755

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

JPX Global, Inc. (the "Company") owns a license to develop and operate a waste processing plant through its exclusive license with Tratamientos Ambientales Scorpion S.A DE C.V ("TAS") which it acquired from Scorpex, Inc. on February 5, 2014. In accordance with the terms of the license, TAS shall receive a twenty percent (20%) royalty of the net revenues from the operations on properties located in Baja California, Mexico at Fraccion A-2 Del Rancho El Encinito Km 18.7 Carretera A Ensenada-OJOS Delegacion Real Del Castillo, Ensenada and Parcela 45 Y 46 Plan Libertador Blvd. 2000, Rosarito.

On April 8, 2014, the Company received a Technical Opinion of Land Use from the City of Rosarito for the construction of a waste processing plant. This opinion is necessary for future construction and operation permits. A copy of the Technical Opinion of Land Use and an English translation are attached as exhibits to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Technical Opinion of Land Use.
10.2	English Translation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPX GLOBAL, INC.

Date: April 28, 2014	By: /s/ James P. Foran____
James P. Foran
Chief Executive Officer